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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 14, 2000



                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



        DELAWARE                         0-19793                84-11698358
----------------------------     ------------------------    ------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation)                                            Identification No.)



            1675 BROADWAY, SUITE 2150, DENVER, COLORADO      80202
            --------------------------------------------------------
            (Address of principal executive offices)      (Zip code)


       Registrant's telephone number, including area code: (303) 592-5555
                                                           --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On July 14, 2000, pursuant to the provisions of the Warrant Agency Agreement, dated as of September 10, 1998 (the "Warrant Agreement"), between Metretek Technologies, Inc., a Delaware corporation ("Metretek"), and Computershare Trust Company, Inc. (formerly known as American Securities Transfer & Trust, Inc.) (the "Warrant Agent"), Metretek sent a written Notice of Redemption to all holders of its Common Stock Purchase Warrants (the "Warrants") issued under the Warrant Agreement. Metretek had issued the Warrants as a dividend in September 1998 to all holders of its common stock, par value $.01 per share ("Common Stock"). Pursuant to the Notice of Redemption and the Warrant Agreement, Metretek has redeemed all Warrants that remained outstanding and unexercised at 5:00 p.m., Denver, Colorado time, on August 14, 2000 (the "Redemption Date"), the date fixed for the redemption of the Warrants. The Warrants, which previously were traded on the Nasdaq SmallCap Market under the symbol "MTEKW", ceased trading after the Redemption Date.

         Until 5:00 p.m., Denver, Colorado time, on the Redemption Date, each Warrant was exercisable for one share of Common Stock at an exercise price of $4.00 per share. A total of 694,046 Warrants were exercised, for 694,046 shares of Common Stock, after the Notice of Redemption was given, resulting in net proceeds to the Company, after fees and expenses, of approximately $2.6 million. These expenses included the fees and expenses of Stifel, Nicolaus & Company, Inc., which served as the dealer manager in connection with the redemption of the Warrants. Metretek plans to use the net proceeds from the Warrant exercises primarily to fund the development, operation and growth of PowerSpring, Inc., the Company's Internet-based energy information and services subsidiary.

         The 145,629 Warrants that were not exercised as of the Redemption Date have ceased to be exercisable and holders thereof are entitled only to the redemption price of $.01 per Warrant (the "Redemption Price"). To receive the Redemption Price, holders of Warrants must deliver their Warrant certificates, properly executed, to the Warrant Agent.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        METRETEK TECHNOLOGIES, INC.


                                        By:/s/ W. Phillip Marcum
                                           -------------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer


Dated:   August 23, 2000

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